Exhibit 10.1






                           LOAN AND SECURITY AGREEMENT

                                  by and among

                                STEIN MART, INC.
                                       and
                             STEIN MART BUYING CORP.
                                  as Borrowers

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                       and
                           FLEET RETAIL FINANCE, INC.
                                 as Co-Arrangers

                    CONGRESS FINANCIAL CORPORATION (FLORIDA)
                     as Administrative and Collateral Agent

                      GENERAL ELECTRIC CAPITAL CORPORATION
                             As Documentation Agent

                                       and

                   THE LENDERS FROM TIME TO TIME PARTY HERETO
                                   as Lenders


                              Dated: July 18, 2003

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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.  DEFINITIONS........................................................1

SECTION 2.  CREDIT FACILITIES.................................................19
     2.1    Loans.............................................................19
     2.2    Letter of Credit Accommodations...................................20
     2.3    Commitments.......................................................24

SECTION 3.  INTEREST AND FEES.................................................24
     3.1    Interest..........................................................24
     3.2    Fees..............................................................25
     3.3    Changes in Laws and Increased Costs of Loans......................26

SECTION 4.  CONDITIONS PRECEDENT..............................................28
     4.1    Conditions Precedent to Initial Loans and Letter of Credit
            Accommodations....................................................28
     4.2    Conditions Precedent to All Loans and Letter of Credit
            Accommodations....................................................30

SECTION 5.  GRANT AND PERFECTION OF SECURITY INTEREST.........................31

SECTION 6.  COLLECTION AND ADMINISTRATION.....................................36
     6.1    Borrowers' Loan Accounts..........................................36
     6.2    Statements........................................................36
     6.3    Collection of Accounts............................................36
     6.4    Payments..........................................................38
     6.5    Authorization to Make Loans.......................................39
     6.6    Use of Proceeds...................................................39
     6.7    Appointment of Administrative Borrower as Agent for
            Requesting Loans and Receipts of Loans and Statements.............40
     6.8    Pro Rata Treatment................................................40
     6.9    Sharing of Payments, Etc..........................................41
     6.10   Settlement Procedures.............................................42
     6.11   Obligations Several; Independent Nature of Lenders' Rights........44

SECTION 7.  COLLATERAL REPORTING AND COVENANTS................................44
     7.1    Collateral Reporting..............................................44
     7.2    Accounts Covenants................................................46
     7.3    Inventory Covenants...............................................47
     7.4    [Reserved]........................................................48
     7.5    Power of Attorney.................................................48
     7.6    Right to Cure.....................................................49
     7.7    Access to Premises................................................49

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SECTION 8.  REPRESENTATIONS AND WARRANTIES....................................49
     8.1    Corporate Existence, Power and Authority..........................49
     8.2    Name; State of Organization; Chief Executive Office;
            Collateral Locations..............................................50
     8.3    Financial Statements; No Material Adverse Change..................50
     8.4    Priority of Liens; Title to Properties............................51
     8.5    Tax Returns.......................................................51
     8.6    Litigation........................................................51
     8.7    Compliance with Other Agreements and Applicable Laws..............51
     8.8    Environmental Compliance..........................................52
     8.9    Employee Benefits.................................................53
     8.10   Bank Accounts.....................................................53
     8.11   Intellectual Property.............................................53
     8.12   Subsidiaries; Affiliates; Capitalization; Solvency................54
     8.13   Labor Disputes....................................................55
     8.14   Restrictions on Subsidiaries......................................55
     8.15   Material Contracts................................................55
     8.16   Credit Card Agreements............................................55
     8.17   Payable Practices.................................................56
     8.18   Accuracy and Completeness of Information..........................56
     8.19   Survival of Warranties; Cumulative................................56

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS................................56
     9.1    Maintenance of Existence.  .......................................56
     9.2    New Collateral Locations..........................................57
     9.3    Compliance with Laws, Regulations, Etc............................57
     9.4    Payment of Taxes and Claims.......................................58
     9.5    Insurance.........................................................58
     9.6    Financial Statements and Other Information........................59
     9.7    Sale of Assets, Consolidation, Merger, Dissolution, Etc...........60
     9.8    Encumbrances......................................................62
     9.9    Indebtedness......................................................64
     9.10   Loans, Investments, Etc...........................................65
     9.11   Dividends and Redemptions.........................................67
     9.12   Transactions with Affiliates......................................67
     9.13   Compliance with ERISA.  ..........................................68
     9.14   End of Fiscal Years; Fiscal Quarters..............................68
     9.15   Change in Business................................................68
     9.16   Limitation of Restrictions Affecting Subsidiaries.................68
     9.17   Credit Card Agreements............................................69
     9.18   License Agreements................................................69
     9.19   [Reserved.].......................................................70
     9.20   Costs and Expenses................................................70
     9.21   Further Assurances................................................71

SECTION 10. EVENTS OF DEFAULT AND REMEDIES....................................71
     10.1   Events of Default.................................................71

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     10.2   Remedies..........................................................74

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS
                       AND CONSENTS; GOVERNING LAW    ........................77
     11.1   Governing Law; Choice of Forum; Service of Process; Jury
            Trial Waiver......................................................77
     11.2   Waiver of Notices.................................................79
     11.3   Amendments and Waivers.  .........................................79
     11.4   Waiver of Counterclaims...........................................81
     11.5   Indemnification...................................................81

SECTION 12. THE AGENT.........................................................81
     12.1   Appointment, Powers and Immunities................................81
     12.2   Reliance by Agent.................................................82
     12.3   Events of Default.................................................82
     12.4   Congress in its Individual Capacity...............................83
     12.5   Indemnification...................................................83
     12.6   Non-Reliance on Agent and Other Lenders...........................83
     12.7   Failure to Act....................................................84
     12.8   Additional Loans..................................................84
     12.9   Concerning the Collateral and the Related Financing Agreements....85
     12.10  Field Audit, Examination Reports and other Information;
            Disclaimer by Lenders.............................................85
     12.11  Collateral Matters................................................85
     12.12  Agency for Perfection.............................................87
     12.13  Successor Agent...................................................87

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS..................................88
     13.1   Term..............................................................88
     13.2   Interpretative Provisions.........................................89
     13.3   Notices...........................................................91
     13.4   Partial Invalidity................................................91
     13.5   Confidentiality...................................................91
     13.6   Successors........................................................93
     13.7   Assignments; Participations.......................................93
     13.8   Entire Agreement..................................................95

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                                    INDEX TO
                             EXHIBITS AND SCHEDULES


           Exhibit A           Form of Assignment and Acceptance

           Exhibit B           Information Certificate

           Exhibit C           Form of Compliance Certificate

           Schedule 1.43       Existing Lenders

           Schedule 1.44       Existing Letters of Credit

           Schedule 8.16       Credit Card Agreements

           SCHEDULE I          Commitments

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                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement dated July 18, 2003 is entered into by and among Stein Mart, Inc., a Florida corporation ("Stein Mart") and Stein Mart Buying Corp., a Florida corporation ("Buying Corp.", and together with Stein Mart, each individually a "Borrower" and collectively, "Borrowers"), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders"), Wachovia Bank, National Association and Fleet Retail Finance, Inc., each in its capacity as arranger (in such capacity, "Arranger"), General Electric Capital Corporation, in its capacity as Documentation Agent, and Congress Financial Corporation (Florida), a Florida corporation, in its capacity as administrative and collateral agent for Lenders (in such capacity, "Agent").

                              W I T N E S S E T H:

         WHEREAS, Borrowers have requested that Agent and Lenders enter into financing arrangements with Borrowers pursuant to which Lenders may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.     DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean, as to each Borrower, all present and future rights of such Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered,
(c) for a secondary obligation incurred or to be incurred in connection with Inventory that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

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         1.2   "Adjusted Eurodollar Rate" shall mean, with respect to each
Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded, if necessary, to the nearest one-one hundredth (1/100) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Administrative Borrower" shall mean Stein Mart, Inc., a Florida corporation in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.7 hereof and it successors and assigns in such capacity.

         1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.5 "Agent" shall mean Congress Financial Corporation (Florida), in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

         1.6 "Agent Payment Account" shall mean account no. 5000 0000 30334 of Agent at Wachovia Bank, National Association, or such other account of Agent as Agent may from time to time designate to Administrative Borrower as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

         1.7 "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the lower applicable percentage (on a per annum basis) set forth below opposite the Quarterly Average Excess Availability for the immediately preceding fiscal quarter:

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                                            Applicable          Applicable
              Quarterly Average             Prime Rate          Eurodollar
             Excess Availability              Margin            Rate Margin
            ---------------------            --------          -------------

     (a)   $60,000,000 or greater               0%                 1 1/2%

     (b)   Greater than or equal to            1/8%                1 3/4%
           $30,000,000 and less
           than $60,000,000

     (c)   Greater than or equal to            1/8%                  2%
           $15,000,000 and less than
           $30,000,000

     (d)   Less than $15,000,000               1/4%                2 1/4%


provided, that, (i) the Applicable Margin shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending on or about January 31, 2004) and shall remain in effect until such date thereafter as it may be adjusted in accordance with Sections 1.54(b) or 1.54(c) hereof, (ii) solely for the purposes of the calculation of Quarterly Average Excess Availability, the amount determined pursuant to clause (a) of the definition of Excess Availability shall be based solely upon the Borrowing Base of Borrowers, without regard to the Maximum Credit, and (iii) the Quarterly Average Excess Availability shall be calculated based upon the average of the amounts of Excess Availability as of the last Business Day of each of the three (3) fiscal months during Borrowers' immediately preceding fiscal quarter.

         1.8 "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.7 hereof.

         1.9   "Blocked Accounts" shall have the meaning set forth in
Section 6.3 hereof.

         1.10  "Borrowing Base" shall mean, at any time, the amount equal to:
(a) the lesser of: (i) seventy (70%) percent multiplied by the Value of the Eligible Inventory of Borrowers or (ii) the aggregate amount of ninety (90%) percent of the Net Recovery Percentage as to each category of Eligible Inventory multiplied by the Value of such category of Eligible Inventory or (iii) the Maximum Credit minus (b) Reserves.

         1.11 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Florida, or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall

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also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.12 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP is required to be reflected as a liability on the balance sheet of such Person.

         1.13 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.14 "Cash Dominion" shall have the meaning set forth in Section 6.3(a)(ii).

         1.15 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

         1.16 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof;
(b) the liquidation or dissolution of any Borrower or the adoption of a plan by the stockholders of any

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Borrower relating to the dissolution or liquidation of such Borrower, other than as permitted in Section 9.7 hereof; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of any Borrower or the Board of Directors of any Borrower; (d) during any period of two
(2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of any Borrower (together with any new directors whose nomination for election by the stockholders of such Borrower was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of any Borrower then still in office; (e) the failure of Jay Stein to own directly or indirectly at least twenty-five (25%) percent of the voting power of the total outstanding Voting Stock of Administrative Borrower; or (f) the failure of Administrative Borrower to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower.

         1.17 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.18 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.19 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Agent and Lenders and agrees to follow all instructions of Agent with respect thereto.

         1.20 "Commitment" shall mean, at any time, as to each Lender, the principal amount designated as the Commitment for such Lender on Schedule I hereto or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of
Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

         1.21 "Congress" shall mean Congress Financial Corporation (Florida), a Florida corporation, in its individual capacity, and its successors and assigns.

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         1.22  "Credit Card Acknowledgments" shall mean, collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent's first priority security interest, for and on behalf of Lenders, in the monies due and to become due to a Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, sometimes being referred to herein individually as a "Credit Card Acknowledgment".

         1.23 "Credit Card Agreements" shall mean all agreements now or hereafter entered into by any Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.16 hereto.

         1.24 "Credit Card Issuer" shall mean any person (other than a Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc..

         1.25 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

         1.26 "Credit Card Receivables" shall mean, collectively, (a) all present and future rights of any Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of any Borrower to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

         1.27 "Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to Sections 2.1 and 2.2 hereof.

         1.28 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

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         1.29  "Defaulting Lender" shall have the meaning set forth in Section
6.10 hereof.

         1.30 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, the Borrower with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by such Borrower and such other terms and conditions as Agent may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account all funds received or deposited into the Blocked Accounts.

         1.31 "Eligible Inventory" shall mean, as to each Borrower, Inventory consisting of finished goods held for resale in the ordinary course of the business of such Borrower which are acceptable to Agent, in its good faith judgment, reasonably exercised, based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) raw materials; (c) spare parts for equipment; (d) packaging and shipping materials;
(e) supplies used or consumed in such Borrower's business; (f) Inventory at premises other than those owned or leased and controlled by any Borrower; provided, that, (i) as to retail store locations which are leased by a Borrower, Agent may, at its option, establish such Reserves in respect of amounts at any time due or to become due to the owner and lessor thereof as Agent shall determine in its good faith judgment, reasonably exercised, (ii) as to all locations leased by any Borrower, other than retail store locations, if Agent shall not have received a Collateral Access Agreement from the owner and lessor with respect to such location, duly authorized, executed and delivered by such owner and lessor (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, upon notice to Administrative Borrower, establish such Reserves in respect of amounts at any time due or to become due to the owner and lessor thereof as Agent shall determine in its good faith judgment, reasonably exercised, and (iii) as to locations owned and operated by a Person other than a Borrower, if Agent shall not have received a Collateral Access Agreement from the owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator (or Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Agent), Agent may, at its option, establish such Reserves in respect of amounts at any time due or to become due to the owner and operator thereof as Agent shall determine in its good faith judgment, reasonably exercised, provided that, in addition, if required by Agent, in order for such Inventory at locations owned and operated by a third person to be Eligible Inventory, Agent shall have received: (A) UCC financing statements between the owner and operator, as consignee or bailee and such Borrower, as consignor or bailor, in form and substance satisfactory to Agent, which are duly assigned to Agent and (B) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Agent; (g) Inventory subject to a security interest or lien in favor of any person other than Agent except those permitted in this

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Agreement; (h) bill and hold goods; (i) obsolete or slow moving Inventory; (j)
Inventory which is not subject to the first priority, valid and perfected security interest of Agent; (k) damaged and/or defective Inventory; (l) returned inventory which is not held for sale in the ordinary course of business; (m) Inventory purchased or sold on consignment; and (n) Inventory located outside the United States of America. General criteria for Eligible Inventory may only be changed and any new criteria for Eligible Inventory may only be established by Agent in good faith, upon notice to Administrative Borrower, based on either:
(i) an event, condition or other circumstance arising after the date hereof, or
(ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in Agent's good faith judgment, reasonably exercised. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.32 "Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; and (d) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) neither any Borrower nor any Affiliate of any Borrower shall qualify as an Eligible Transferee and (ii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Borrower shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree.

         1.33 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste

225156-14                             8

Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.34 "Equipment" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.35 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

         1.36 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.37 "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Borrower or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Borrower or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate in excess of $1,000,000 and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $1,000,000.

225156-14                             9

         1.38 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded, if necessary, to the nearest one-hundredth (1/100) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower or Administrative Borrower on behalf of such Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of a Borrower.

         1.39 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.40 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.41 "Excess Availability" shall mean, the amount, as determined in good faith by Agent, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base of Borrowers and (ii) the Maximum Credit of Borrowers (in each case under (i) or (ii) after giving effect to any Reserves other than any Reserves in respect of Letter of Credit Accommodations), minus (b) the sum of:
(i) the amount of all then outstanding and unpaid Obligations of Borrowers (but not including for this purpose Obligations of Borrowers arising pursuant to any guarantees in favor of Agent and Lenders of the Obligations of the other Borrowers or any outstanding Letter of Credit Accommodations), plus (ii) the amount of all Reserves then established in respect of Letter of Credit Accommodations, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrowers in good faith), plus
(iv) without duplication, the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrowers in good faith), but not yet sent.

         1.42 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

         1.43  "Existing Lenders" shall mean the lenders to Borrowers listed on
Schedule 1.43 hereto (and including SunTrust Bank, in its capacity as agent acting for such lenders) and their respective predecessors, successors and assigns.

         1.44 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of a Borrower or for which such Borrower is otherwise liable listed on Schedule 1.44 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

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


         1.45 "Fee Letter" shall mean the letter agreement, dated of even date herewith, by and among Borrowers and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.46 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.

         1.47 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except to the extent of changes in the application thereof to comply with changes in GAAP.

         1.48 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.49 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.50 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor or service provider (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP, recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another

225156-14                             11

Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

         1.51 "Information Certificate" shall mean, collectively, the Information Certificates of Borrowers constituting Exhibit B hereto containing material information with respect to Borrowers, their respective businesses and assets provided by or on behalf of Borrowers to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.52 "Intellectual Property" shall mean, as to each Borrower, such Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

         1.53 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as any Borrower (or Administrative Borrower on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, such Borrower (or Administrative Borrower on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

225156-14                             12

         1.54  "Interest Rate" shall mean:

               (a) Commencing as of the date of this Agreement and subject to clauses (b) and (c) of this definition below:

                   (i) as to Prime Rate Loans, a rate equal to one-eighth (1/8%) percent per annum in excess of the Prime Rate,

                   (ii) as to Eurodollar Rate Loans, a rate equal to one and three-quarters (1 3/4 %) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days prior to the commencement of such Interest Period, whether such rate is higher or lower than any rate previously quoted to any Borrower);

               (b) Subject to clause (c) of this definition below, effective as of the first (1st) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending on or about January 31, 2004, the Interest Rate payable by Borrower shall be increased or decreased, as the case may be, (i) as to Prime Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate, and (ii) as to Eurodollar Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate;

               (c) Notwithstanding anything to the contrary contained in clauses
(a) and (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Quarterly Average Excess Availability) plus two (2%) percent per annum, at Lender's option, (i) for the period (A) from and after the effective date of termination or non-renewal hereof until Lender has received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral or letter of credit, as Lender may specify, in the amounts and on the terms required under Section 12.1 hereof for contingent Obligations (notwithstanding entry of a judgment against Borrower or any Obligor) and (B) from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing, and (ii) on Revolving Loans to Borrower at any time outstanding in excess of the Borrowing Base or the Maximum Credit (whether or not such excess(es) arise or are made with or without the knowledge or consent of Lender and whether made before or after an Event of Default).

         1.55 "Inventory" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

         1.56 "Inventory Paper" shall have the meaning set forth in Section 5.2(b).

225156-14                             13

         1.57 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent, any Borrower (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with respect to such investment property, or other instructions of Agent, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent, in each case, without the further consent of such Borrower and including such other terms and conditions as Agent may require.

         1.58 "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

         1.59 "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent or any Lender for the account of any Borrower or Obligor or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or Obligor of its obligations to such issuer; sometimes being referred to herein individually as "Letter of Credit Accommodation".

         1.60  "License Agreements" shall have the meaning set forth in Section
8.11 hereof.

         1.61  "Loans" shall mean, collectively, the Revolving Loans.

         1.62  "Material Adverse Effect" shall mean a material adverse effect on
(a) the financial condition, business, performance or operations of Borrowers or the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (b) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (c) the Collateral or its value, provided, that, in the case of the value of the Collateral, a Material Adverse Effect shall be deemed to have occurred only if such value has decreased by five (5%) percent or greater, (d) the ability of any Borrower to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (e) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

         1.63 "Material Contract" shall mean (a) any contract or other agreement(other than the Financing Agreements), written or oral, of any Borrower involving monetary liability of or to any Person in an amount in excess of $5,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower is a party as to

225156-14                             14
which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

         1.64 "Maximum Credit" shall mean the amount of $150,000,000 or such other amount as may be established as the Maximum Credit subsequent to the date hereof, pursuant to Section 2.1(e) of this Agreement.

         1.65 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

         1.66 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a "going out of business sale" basis as set forth in the most recent appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to appraisal.

         1.67 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Lender and/or any of their Affiliates, arising under this Agreement or any of the other Financing Agreements, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

         1.68 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

         1.69 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section
13.7 of this Agreement governing participations.

         1.70 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation,

225156-14                             15
trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.71 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

         1.72 "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.73 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.74 "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of
Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations.

         1.75 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         1.76 "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

         1.77 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Borrower: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; and
(c) all of the following that, in each case, arise from the sale, license, lease or other disposition of Inventory or the rendition of services or otherwise directly related to any of the Accounts, Inventory or other Collateral: (i) payment intangibles, (ii) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or otherwise in favor of or delivered to any Borrower in connection with any Account, and (iii) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower

225156-14                             16
or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower is a beneficiary).

         1.78 "Records" shall mean, as to each Borrower, all of such Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower with respect to the foregoing maintained with or by any other person).

         1.79 "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

         1.80 "Renewal Date" shall the meaning set forth in Section 13.1 hereof.

         1.81 "Register" shall have the meaning set forth in Section 13.7 hereof.

         1.82 "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate fifty-one (51%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least fifty-one (51%) percent of the then outstanding Obligations are owing.

         1.83 "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to any Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in its good faith judgment, reasonably exercised, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) any of the Collateral of the types or categories included in the Borrowing Base or related thereto or its value or (ii) the assets or business of any Borrower or Obligor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's reasonable and good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in

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


Section 2.2 hereof or (d) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may be established to reflect any of the following that are at any time applicable: (i) inventory shrinkage,
(ii) reserves in respect of markdowns and cost variances (pursuant to discrepancies between the purchase order price of Inventory and the actual cost thereof), (iii) the aggregate amount of deposits, if any, received by any Borrower from its retail customers in respect of unfilled orders for merchandise, (iv) amounts due or to become due in respect of sales, use and/or withholding taxes, (v) any rental payments, service charges or other amounts due or to become due to lessors of real or personal property to the extent Inventory or Records are located in or on such property or such Records are needed to monitor or otherwise deal with the Collateral, (vi) amounts owing by Borrowers to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements, (vii) the aggregate amount of outstanding merchandise gift cards that, on any date of determination, were issued at any time during the ninety (90) days immediately preceding such date and fifty (50%) percent of the aggregate amount of outstanding merchandise gift cards that were issued at any time prior to the ninetieth (90th) day immediately preceding such date, (viii) the purchase price of layaway goods, (ixA an increase in the number of days of the turnover of Inventory or a change in the mix of the Inventory that results in an overall decrease in the value thereof or a deterioration in its nature or quality (but only to the extent not addressed by the lending formulas in a manner satisfactory to Agent), and (x) variances between the perpetual inventory records of Borrowers and the results of the test counts of Inventory conducted by Agent with respect thereto in excess of the percentage acceptable to Agent. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Agent in good faith.

         1.84 "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.85 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

         1.86  "Special Agent Advances" shall have the meaning set forth in
Section 12.11 hereof.

         1.87 "Store Accounts" shall have the meaning set forth in Section 6.3 hereof.

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


         1.88 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.89 "UCC" shall mean the Uniform Commercial Code as in effect in the State of Florida, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Florida on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

         1.90 "Value" shall mean, as reasonably determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed using the retail method of accounting in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the Value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received by Agent prior to the date hereof, if any.

         1.91 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2.     CREDIT FACILITIES

         2.1   Loans.

               (a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make its Pro Rata Share of Revolving Loans to Borrowers from time to time in amounts requested by Borrowers (or Administrative Borrower on behalf of Borrowers) up to the amount outstanding at any time equal to the lesser of: (i) the Borrowing Base at such time or (ii) Maximum Credit.

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


               (b) Agent may, in its discretion, from time to time, upon not less than five (5) days prior notice to Administrative Borrower, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent reasonably determines in good faith that: (i) the number of days of the turnover of the Inventory for any period has adversely changed or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, including any decrease attributable to a change in the nature, quality or mix of the Inventory. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks (collectively, "Risks") which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves, provided however, that Agent will not concurrently reduce the lending formula(s) and establish and maintain a Reserve with respect to the same Risks.

               (c) Except in Agent's discretion, with the prior written consent of all Lenders, or as otherwise provided herein, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit.

               (d) In the event that the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding to Borrowers exceeds the Borrowing Base or the Maximum Credit, or the aggregate amount of the outstanding Letter of Credit Accommodations exceeds the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, repay to Agent the entire amount of any such excess(es) for which payment is demanded (i) within one (1) Business Day after such demand if, at the time of such demand, Agent is not then exercising its Cash Dominion rights in accordance with Section 6.3(a)(ii) and
(ii) immediately upon demand if, at the time of such demand, Agent is then exercising its Cash Dominion rights in accordance with Section 6.3(a)(ii).

               (e) Notwithstanding anything to the contrary contained herein, so long as no Event of Default exists and is continuing, at any time after January 31, 2004, Borrowers may request, in writing, that (i) the Maximum Credit be reduced to $125,000,000 ("Revolving Reduction Notice") or (ii) the Maximum Credit be increased to $175,000,000 ("Revolving Increase Notice"). During the term of this Agreement, Borrowers shall be permitted to send only one Revolving Reduction Notice and only one Revolving Increase Notice. Any reduction of the Maximum Credit shall be without penalty or premium and shall be effective thirty
(30) days after receipt by Agent of the Revolving Reduction Notice, and any increase in the Maximum Credit shall be effective thirty (30) days after receipt by Agent of the Revolving Increase Notice and in connection with such increase, Borrowers shall pay to Agent, for the ratable benefit of Lenders, a fee in the amount of one-quarter (1/4%) percent of $25,000,000 (i.e., $62,500) (which fee shall be payable both in the case of (as applicable) (x) an increase in the Maximum Credit from $150,000,000 to $175,000,000 and (y) an increase in the Maximum Credit from $125,000,000 to $175,000,000), which fee shall be fully earned on the date which is thirty days from receipt of the Revolving Increase Notice and may be charged to any of Borrowers' accounts. Notwithstanding the

225156-14                             20
foregoing, if the Borrowers terminate this Agreement in accordance with Section
13.1 within ninety (90) days from the receipt of a Revolving Reduction Notice, then for the purposes of Section 13.1(c) hereof, the early termination fee shall be based upon the Maximum Credit in effect ninety (90) days prior to the date that this Agreement is terminated by Borrowers under Section 13.1.

         2.2   Letter of Credit Accommodations.

               (a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower (or Administrative Borrower on behalf of such Borrower), Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of Borrowers containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2 (or Special Agent Advances as the case may be).

               (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a rate equal to one and one-half (1 1/2%) percent per annum, on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding quarter (or part thereof), payable quarterly in arrears as of the first day of each succeeding quarter, except that Agent may, and upon the written direction of Required Lenders shall, require Borrowers to pay to Agent for the ratable benefit of Lenders such letter of credit fee, at a rate equal to three and one-half (3 1/2%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

               (c) The Borrower requesting such Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall give Agent two (2) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. The Borrower requesting

225156-14                             21
the Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

               (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) the Borrower requesting such Letter of Credit Accommodation (or Administrative Borrower on behalf of such Borrower) shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability of the Borrower requesting such Letter of Credit Accommodation, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of
(1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

               (e) Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed $25,000,000.

               (f) Borrowers shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or

225156-14                             22
incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

               (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers shall, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent's order, and if they shall come into such Borrower's possession, to deliver them, upon Agent's request, to Agent in their original form. Borrowers shall also, at Agent's request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

               (h) Each Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower.

                   (i) So long as no Event of Default exists or has occurred and is continuing, a Borrower may (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to

225156-14                             23
acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (iv) with Agent's consent, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.

               (j) At any time an Event of Default exists or has occurred and is continuing, Agent shall have the right and authority to, and Borrowers shall not, without the prior written consent of Agent, (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders,
(iv) grant any extensions of the maturity of, time of payments for, or time of presentation of, any drafts, acceptances, or documents, and (v) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in any Borrower's name.

               (k) Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Agent for the ratable benefit of Lenders and to apply in all respects to Borrowers.

               (l) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

               (m) Each Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise). In the event that any Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day's notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount

225156-14                             24
equal to its Pro Rata Share of the unpaid amount. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any Borrower in respect of Loans that are Prime Rate Loans as set forth in Section 3.1(a) hereof.

         2.3 Commitments. The aggregate amount of each Lender's Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

SECTION 3.     INTEREST AND FEES

         3.1   Interest.

               (a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default and during the continuance thereof or termination hereof shall be payable on demand.

               (b) Each Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower (or Administrative Borrower on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from a Borrower (or Administrative Borrower on behalf of such Borrower), such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, such Borrower (or Administrative Borrower on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iii) no more than six (6) Interest Periods may be in effect at any one time, (iv) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (v) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request

225156-14                             25
by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

               (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Administrative Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

               (d) Interest shall be payable by Borrowers to Agent, for the account of Lenders, quarterly in arrears not later than the first day of each January, April, July and October while this Agreement is in effect and for so long thereafter as any Obligations are outstanding and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2   Fees.

               (a) Borrowers shall pay to Agent, for the ratable benefit of Lenders, quarterly an unused line fee at a rate equal to the percentage (on a per annum basis) set forth below calculated upon the amount by which the Maximum Credit as then in effect exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding calendar quarter (or part thereof) while this Agreement is in effect and for so long thereafter as any Obligations are outstanding. Such fee shall be payable in arrears on the first day of each January, April, July and October. The percentage used for determining the unused line fee shall be three-eighths (3/8%) percent, provided, that, effective as of the first (1st) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending on or about January 31, 2004), the percentage used for determining the

225156-14                             26
unused line fee shall be as set forth below if the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage:



                 Quarterly Average                Unused Line
                Excess Availability              Fee Percentage
               ---------------------            ----------------

          (i)   $60,000,000 or                        3/8%
                greater

          (ii)  Greater than or equal to              3/8%
                $30,000,000 and less than
                $60,000,000

          (iii) Greater than or equal to              1/4%
                $15,000,000 and less than
                $30,000,000

          (iv)  Less than $15,000,000                 1/4%


provided, that, (i) the unused line fee percentage shall be calculated and established once each fiscal quarter (commencing with the fiscal quarter ending on or about January 31, 2004), (ii) solely for the purposes of the calculation of the Quarterly Average Excess Availability, the amount determined pursuant to clause (a) of the definition of Excess Availability shall be based solely upon the Borrowing Base of Borrowers, without regard to the Maximum Credit, and (iii) the Quarterly Average Excess Availability shall be calculated based upon the average of the amount of Excess Availability as of the last Business Day of each of the three (3) fiscal months during the immediately preceding fiscal quarter.

               (b) Borrowers agree to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

         3.3   Changes in Laws and Increased Costs of Loans.

               (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii),

225156-14                             27
such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans, the Letter of Credit Accommodations or its Commitment, then Borrowers shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Administrative Borrower by Agent and shall be conclusive, absent manifest error.

               (b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or
(iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower as soon as practicable thereafter, and will also give prompt written notice to Administrative Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

               (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender's Loans then outstanding as Eurodollar

225156-14                             28

Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

               (d) Borrowers shall indemnify Agent and each Lender and hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Administrative Borrower on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined in good faith by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

SECTION 4.     CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

               (a) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the Existing Lenders of their respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of each Borrower, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower, as debtor; and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority, which may be delivered to Agent in trust for release concurrently with, and subject to, payment and satisfaction in full of all

225156-14                             29

Indebtedness owing to the Existing Lenders (other than the Existing Letters of Credit) in connection with Borrowers' termination of their existing financing arrangements with Existing Lenders;

               (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of each Borrower certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of such Borrower as is set forth herein and such document as shall set forth the organizational identification number of each Borrower, if one is issued in its jurisdiction of incorporation);

               (c) no material adverse change shall have occurred in the assets, business or prospects of Borrowers since the date of Agent's latest field examination (not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

               (d) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which in each case shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

               (e) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of each Borrower consisting of Borrowers' two (2) inventory distribution centers located at 125 Castle Road, Seacaucus, New Jersey 07094 and 8500 Baycenter Road, Jacksonville, Florida 32250, by processors and warehouses at which Collateral is located and by Persons who may be from time to time in possession of Borrowers' computer readable Records with respect to the Inventory or Accounts;

               (f) the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $40,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

225156-14                             30

               (g) Agent shall have received, in form and substance satisfactory to Agent, Deposit Account Control Agreements by and among Agent, each Borrower, as the case may be and each bank where such Borrower has a deposit account, in each case, duly authorized, executed and delivered by such bank and Borrower, as the case may be (or Agent shall be the bank's customer with respect to such deposit account as Agent may specify);

               (h) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has (or will have acquired, concurrently with the making of the initial Revolving Loans hereunder) a valid perfected first priority security interest in all of the Collateral;

               (i) Agent shall have received and reviewed lien and judgment search results for the jurisdiction of incorporation of each Borrower, the jurisdiction of the chief executive office of each Borrower and all jurisdictions in which assets of Borrowers are located, which search results shall be in form and substance satisfactory to Agent;

               (j) Agent shall have received Credit Card Acknowledgments in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors other than American Express and Midwest Payment Systems, Inc. ("Midwest"), and in the case of American Express and Midwest, Borrowers shall have, concurrently with the execution hereof, executed and delivered to each of American Express and Midwest an irrevocable authorization and direction letter, in form and substance satisfactory to Agent, regarding payment of Credit Card Receivables to Borrowers by each of American Express and Midwest;

               (k) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

               (l) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrowers with respect to the Financing Agreements and such other matters as Agent may request; and

               (m) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

         4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to the Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

               (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct with the same effect as though such representations and warranties

225156-14                             31
had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

               (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

               (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.     GRANT AND PERFECTION OF SECURITY INTEREST

         5.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Borrower hereby grants to Agent, for itself and the benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of Lenders, as security, all personal property, and interests in personal property, of each Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"), including:

               (a) all Accounts;

               (b) all general intangibles, including, without limitation, all Intellectual Property;

               (c) all Inventory;

               (d) all chattel paper, including, without limitation, all tangible and electronic chattel paper, in each case arising in connection with or related to, or constituting identifiable proceeds of, any of the Accounts, Inventory or other Collateral;

               (e) all instruments, including, without limitation, all promissory notes, in each case arising in connection with or related to, or constituting identifiable proceeds of, any of the Accounts, Inventory or other Collateral;

225156-14                             32

               (f) all documents and all credit card sales drafts, credit card sales slips or charge slips or receipts and other forms of store receipts, in each case arising in connection with or related to, or constituting identifiable proceeds of, any of the Accounts, Inventory or other Collateral;

               (g) all deposit accounts, excluding deposit accounts maintained by Borrowers for the receipt of funds remitted by Borrowers' employees in connection with such employees' purchase of shares of Stein Mart's Capital Stock pursuant to Borrowers' existing employee stock option plan and existing employee stock purchase plan;

               (h) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights, in each case arising in connection with or related to, or constituting identifiable proceeds of, any of the Accounts, Inventory or other Collateral;

               (i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

               (j) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of any Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

               (k) all commercial tort claims arising in connection with or related to, or constituting proceeds of, any of the Accounts, Inventory or other Collateral;

               (l) all Records arising in connection with, evidencing and/or in manner relating to the Collateral;

               (m) to the extent not otherwise described above, all Receivables; and

               (n) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

225156-14                             33

         5.2   Perfection of Security Interests.

               (a) Each Borrower irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and such Borrower as debtor, as Agent may require, and including any other information with respect to such Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower hereby authorizes Agent to adopt on behalf of such Borrower any symbol required for authenticating any electronic filing. In the event that the description of the Collateral in any financing statement naming Agent or its designee as the secured party and any Borrower as debtor includes assets and properties of such Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and such Borrower as debtor.

               (b) Each Borrower does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof that arises from the sale or other disposition of Borrowers' Inventory (hereinafter collectively referred to as "Inventory Paper"), Borrowers shall promptly notify Agent thereof in writing. Promptly upon the receipt of any Inventory Paper by or on behalf of any Borrower (including by any agent or representative), such Borrower shall deliver, or cause to be delivered to Agent, all tangible Inventory Paper that such Borrower has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, each Borrower shall, or Agent may at any time on behalf of any Borrower, cause the original of any such Inventory Paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation (Florida), as Agent, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

225156-14                             34

               (c) In the event that any Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction that constitutes Inventory Paper), such Borrower shall promptly notify Agent thereof in writing. Promptly upon Agent's request, such Borrower shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

               (d) Each Borrower does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrowers shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower is dealing and the purpose of the account,
(ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of any such deposit account that is not a Store Account, such Borrower shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used (i) as a Store Account,
(ii) for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's salaried employees, or (iii) for receipt of funds remitted by Borrowers' employees in connection with such employees' purchase of shares of Stein Mart's Capital Stock pursuant to Borrowers' existing employee stock option plan or employee stock purchase plan.

               (e) No Borrower owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

                   (i) In the event that any Borrower shall be entitled to or shall at any time after the date hereof hold or acquire (subject to the terms of Section 9.10) any certificated securities and Agent is then exercising its Cash Dominion rights pursuant to Section 6.3(a)(ii), such Borrower shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities now or hereafter acquired by any Borrower are uncertificated and are issued to such Borrower or its nominee

225156-14                             35
directly by the issuer thereof and Agent is then exercising its Cash Dominion rights pursuant to Section 6.3(a)(ii), such Borrower shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Borrower or such nominee, or (B) arrange for Agent to become the registered owner of the securities.

                   (ii) Borrowers shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) if Agent is then exercising its Cash Dominion rights pursuant to Section 6.3(a)(ii), then, on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary (or subsequent to the opening of any such account, if Agent, if Agent was not exercising such Cash Dominion rights at the time such account was opened and thereafter commences exercising such Cash Dominion rights), such Borrower shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

               (f) Borrowers are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument that constitutes a part of the Collateral, whether as beneficiary thereof or otherwise after the date hereof, such Borrower shall promptly notify Agent thereof in writing. Such Borrower shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

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


               (g) Borrowers do not have any commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower shall at any time after the date hereof have any commercial tort claims that constitute a part of the Collateral pursuant to Section 5.1(k) ("Commercial Tort Claims Collateral"), such Borrower shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower to Agent of a security interest in such Commercial Tort Claims Collateral (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may reasonably require in order for Agent to perfect and maintain its security interest in and receive the proceeds of any such commercial tort claim. Notwithstanding anything to the contrary contained in this Agreement, so long as Agent shall not have exercised its Cash Dominion rights pursuant to Section 6.3(a)(ii), Borrowers shall have the exclusive right to pursue, negotiate, settle, dispose of and obtain a judgment with respect to and collect all Borrowers' now existing and hereafter arising commercial tort claims without the prior consent of Agent, provided, that, Borrowers shall deliver notice to Agent of any settlement of or judgment entered with respect to any commercial tort claim promptly after the occurrence thereof and Borrowers shall deposit all proceeds of Commercial Tort Claims Collateral, as proceeds of Collateral, into one of the Blocked Accounts, in accordance with Section 6.3(a)(ii), regardless of whether Agent shall be then exercising its Cash Dominion rights pursuant to such Section 6.3(a)(ii).

               (h) Borrowers do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of a Borrower permitted herein in the ordinary course of business of such Borrower in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrowers shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower that is the owner of such Collateral.

               (i) Borrowers shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing,

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delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral,
(iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6.     COLLECTION AND ADMINISTRATION

         6.1 Borrowers' Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

         6.2 Statements. Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Agent receives a written notice from Administrative Borrower of any specific exceptions of Administrative Borrower thereto within thirty (30) days after the date such statement has been received by Administrative Borrower. Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers.

         6.3   Collection of Accounts.

               (a) Each Borrower shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 8.10 to the Information Certificate and subject to Section 5.2(d) hereof such other banks as such Borrower may hereafter select. The banks set forth on Schedule 8.10 to the Information Certificate constitute all of the banks with which Borrowers have deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks that are used solely for receiving store receipts from a retail store location of a Borrower ((together with any other deposit

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


accounts at any time established or used by any Borrower for receiving such store receipts from any retail store location, collectively, the "Store Accounts" and each individually, a "Store Account") or otherwise describes the nature of the use of such deposit account by such Borrower.

                   (i) Each Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks and other forms of daily store receipts (other than credit card sales drafts, credit card sales or charge slips or receipts), from each retail store location of such Borrower on each Business Day into the Store Account of such Borrower used solely for such purpose and identified to such retail store location as set forth on Schedule 8.10 to the Information Certificate. All such funds deposited into the Store Accounts shall be sent by wire transfer or other electronic funds transfer no less frequently than weekly or more frequently upon Agent's request at any time that an Event of Default exists or has occurred and is continuing to the Blocked Accounts as provided in Section 6.3(a)(ii) below, except nominal amounts which are required to be maintained in such Store Accounts under the terms of such Borrower's arrangements with the bank at which such Store Accounts are maintained, which nominal amounts shall not exceed $20,000 as to any individual Store Account at any time.

                   (ii) Each Borrower shall establish and maintain, at its expense, deposit accounts with such banks as are reasonably acceptable to Agent (the "Blocked Accounts") into which each Borrower shall promptly either cause all amounts on deposit in the Store Accounts of such Borrower to be sent as provided in Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds from sales of Inventory, all amounts payable to each Borrower from Credit Card Issuers and Credit Card Processors and all other proceeds of Collateral. Borrowers shall deliver, or cause to be delivered to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in
Section 5.2 hereof or at any time and from time to time Agent may become the bank's customer with respect to any of the Blocked Accounts and promptly upon Agent's request, Borrowers shall execute and deliver such agreements and documents as Agent may reasonably require in connection therewith. Each Deposit Account Control Agreement with the depository banks at which the Blocked Accounts are maintained shall provide that all proceeds from sales of Inventory and all proceeds of other Collateral at any time received for deposit therein, and all available funds from time on deposit therein, will be transferred, upon written notice from Agent, to the Agent Payment Account (provided, however, that proceeds of Loans remitted by Agent (on behalf of Agent and/or Lenders) to any loan disbursement or operating account of Borrowers, that is identified as an account maintained for such purpose on Schedule 8.10 to the Information Certificate, shall not be so transferred to the Agent Payment Account). Until such time as the Agent shall so notify the depository banks at which the Blocked Accounts are maintained, each such depository bank shall transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrowers as Borrowers shall specify in writing to both the depository bank and Agent. Agent will only instruct the depository banks at which the Blocked Accounts are maintained to transfer to the Agent Payment Account all funds received or deposited into the Blocked Account at any time that (A) a Default or Event of Default shall have occurred and be continuing or (B) Borrower fails at any time to maintain Excess Availability of at least $20,000,000. Solely for the purposes of the calculation of Excess Availability pursuant to this

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


Section 6.3(a)(ii), the amount determined pursuant to clause (a) of the definition of Excess Availability shall be based solely upon the Borrowing Base of Borrowers and without regard to the Maximum Credit. (Agent's issuance of such instructions, in order to effect the transfer to the Agent Payment Account of all funds received or deposited into the Blocked Accounts, is herein referred to as "Cash Dominion"). In the event that, at any time after Agent has instructed such depository banks to transfer such funds to the Agent Payment Account, each of the conditions set forth in clauses (A) and (B) above do not exist or have not occurred and are not continuing for a period of not less than ninety (90) consecutive Business Days, then, upon Administrative Borrower's written request, Agent shall instruct such depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in such accounts to such operating bank account of Borrowers as Administrative Borrower may specify in writing to Agent until such time as Agent is entitled to notify, and shall notify, the depository banks as otherwise provided above. Each Borrower agrees that, on and after the time that Agent has instructed the depository banks at which the Blocked Accounts are maintained to transfer funds on deposit therein to the Agent Payment Account and for so long as such instructions are in effect, all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent, for the benefit of Lenders, in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

               (b) For purposes of calculating the amount of the Loans available to each Borrower and for purposes of calculating interest on the Obligations, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

               (c) Each Borrower and their respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates, acting as trustee for Agent, in the event any of them receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Receivables or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with a Borrower's own funds. Each Borrower agrees to reimburse Agent and Lenders on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of the payments by Agent or any Lender to or indemnification of such bank or person in connection with such Blocked Account or any amounts received therein or transferred therefrom. The obligation of Borrowers to reimburse Agent and Lenders for such amounts pursuant to this
Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4   Payments.

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


               (a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from any Borrower or for the account of any Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from any Borrower; second, to pay interest due in respect of any Loans (and including any Special Agent Advances); third, to pay or prepay principal in respect of Special Agent Advances; fourth, to pay principal due in respect of the Loans; fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Administrative Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

               (b) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent. Borrowers shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrowers shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

         6.5 Authorization to Make Loans. Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Administrative Borrower or any Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested

225156-14                             41
advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Miami, Florida time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of any Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Agent to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Agent on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended, provided, that, it is understood and agreed that the foregoing is not intended to apply to Stein Mart's repurchase from time to time of shares of its Capital Stock permitted pursuant to Section 9.11, if and to the extent that Stein Mart uses any proceeds of the Loans for such purpose.

         6.7 Appointment of Administrative Borrower as Agent for Requesting Loans and Receipts of Loans and Statements.

               (a) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower. Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Obligor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

               (b) Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.7. Administrative Borrower shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Administrative Borrower, or the issuance of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid to or for the account of such Borrower.

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


               (c) Each Borrower hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

               (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made directly by such Borrower.

               (e) No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Agent.

         6.8 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

         6.9   Sharing of Payments, Etc.

               (a) Each Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due or within any applicable grace period with respect thereto (if any) as set forth in this Agreement (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify Administrative Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

               (b) If any Lender (including Agent) shall obtain from any Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments

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


from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

               (c) Each Borrower agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

               (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         6.10  Settlement Procedures.

               (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

               (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Miami, Florida time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. Miami, Florida time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Miami, Florida time on the same Business Day and if received by a Lender after 12:00 p.m. Miami, Florida time, then such Lender shall make the settlement transfer by not

225156-14                             44
later than 3:00 p.m. Miami, Florida time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

               (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

               (d) If Agent is not funding a particular Loan to a Borrower (or Administrative Borrower for the benefit of such Borrower) pursuant to this Section on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such Borrower on such day. If Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the

225156-14                             45
arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Obligor of their duties and obligations hereunder.

               (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

         6.11 Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7.     COLLATERAL REPORTING AND COVENANTS

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


         7.1   Collateral Reporting.

               (a) Borrowers, or Administrative Borrower on behalf of Borrowers, shall provide Agent with the following documents in a form satisfactory to
Agent:

                   (i) if requested by Agent, upon receipt by Borrowers each fiscal month from any Credit Card Processor or Credit Card Issuer, a report of credit card sales during such fiscal month, including the amount of the chargebacks, fees and credits with respect thereto;

                   (ii) as soon as possible after the end of each fiscal month (but in any event within fifteen (15) Business Days after the end thereof), on a monthly basis or more frequently as Agent may request, (A) a summary perpetual Inventory report by retail store department reflecting retail value, substantially in the form of such report currently prepared by Borrowers, (B) a retail stock ledger report reflecting retail value and cost, in the form currently prepared by Borrower, (C) a reconciliation between (A) and (B) above,
(D) a summary report of Inventory markdowns, (E) a summary aging of Borrowers' outstanding merchandise gift cards, (F) upon Agent's request, such other Inventory reports as are at any time prepared by Borrowers, in the form prepared by Borrowers, including, without limitation, Inventory reports by location and category (consisting of retail, factory outlet, direct catalog, letter of credit Inventory and in-transit Inventory and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties), (G) prior to the occurrence of a Default or Event of Default that is continuing, a summary aging of accounts payable by due date and, from and after the occurrence and during the continuance of a Default or Event of Default, a detailed aging of accounts payable, and (H) reports on sales and use tax collections, deposits and payments, including monthly sales and use tax accruals;

                   (iii) as soon as possible after the end of each fiscal month (but in any event fifteen (15) Business Days after the end thereof), in each case certified by the chief financial officer or controller of Borrowers or Administrative Borrower as true and correct: (A) a statement confirming the payment of rent and other amounts due to owners and lessors of real property used by Borrower in the immediately preceding month, subject to year-end or periodic adjustments, (B) the addresses of all new retail store locations of Borrowers opened and existing retail store locations closed or sold, in each case since the date of the most recent certificate delivered to Agent containing the information required under this clause, and (C) a report of any new deposit account established or used by any Borrower with any bank or other financial institution, including the Borrower in whose name the account is maintained, the account number, the name and address of the financial institution at which such account is maintained, the purpose of such account and, if any, the amount held in such account on or about the date of such report;

                   (iv) promptly following Agent's request, (A) copies of (or, so long as no Default or Event of Default shall have occurred and be continuing, access to Borrowers' original records relating to) deposit slips and bank statements, (B) copies of (or so long as no Default or Event of Default shall have occurred and be continuing, access to Borrowers' original records relating to) shipping and

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


delivery documents for Inventory sold by any Borrower, and (C) copies of (or so long as no Default or Event of Default shall have occurred and be continuing, access to Borrowers' original records relating to) purchase orders, invoices and delivery documents for Inventory acquired by any Borrower;

                   (v) promptly following Agent's request, (A) reports of sales for each category of Inventory, including, without limitation, sales of inventory consigned to Borrowers at each shoe department leased by Stein Mart to other Persons at Stein Mart's retail store locations, and (B) reports of aggregate Inventory purchases (including all costs related thereto, such as freight, duty and taxes) and identifying items of Inventory in transit to any Borrower related to the applicable documentary letter of credit and/or bill of lading number;

                   (vi) upon Agent's request, such information as shall be sufficient to enable Agent to monitor the transactions pursuant to the Credit Card Agreements;

                   (vii) such other reports as to the Collateral as Agent shall reasonably request from time to time.

               (b) If any Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2   Accounts Covenants.

               (a) Each Borrower shall notify Agent promptly of the assertion of (i) any claims, offsets, defenses or counterclaims by any account debtor, Credit Card Issuer or Credit Card Processor or any disputes with any of such persons or any settlement, adjustment or compromise thereof, to the extent any of the foregoing exceeds $1,000,000 in any one case or $2,000,000 in the aggregate and (ii) all material adverse information relating to the financial condition of any account debtor, Credit Card Issuer or Credit Card Processor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor except in the ordinary course of a Borrower's business in accordance with the current practices of such Borrower as in effect on the date hereof. So long as no Event of Default exists or has occurred and is continuing, no Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer, Credit Card Processor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuers or Credit Card Processors or grant any credits, discounts or allowances.

               (b) With respect to each Account: (i) no payments shall be made thereon except payments delivered to Agent pursuant to the terms of this Agreement, (ii) there shall be no setoffs,

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


deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement and (iii) none of the transactions giving rise thereto will violate in any material respect any applicable State or Federal Laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

               (c) Each Borrower shall notify Agent promptly of: (i) any notice of a material default by such Borrower under any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to such Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of such Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Borrower.

               (d) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

         7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers shall conduct a physical count of the Inventory either through periodic cycle counts or wall to wall counts, so that all Inventory is subject to such counts at least once each year, but at any time or times as Agent may request at any time an Event of Default exists or has occurred and is continuing, and promptly following such physical inventory (whether through periodic cycle counts or wall to wall counts) shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of Borrowers' business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower which is in transit to the locations set forth or permitted herein; (d) upon Agent's request, Borrowers shall, at their expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request at Agent's expense, or at any time or times as Agent may request at Borrowers' expense at any time an Event of Default exists or has occurred and is continuing, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely; (e) upon Agent's request, Borrowers shall, at their expense, conduct through RGIS Inventory Specialists, Inc. or another inventory counting

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


service acceptable to Agent, a physical count of the Inventory in form, scope and methodology acceptable to Agent not more than two (2) times in any twelve
(12) month period; provided, that, so long as no Event of Default has occurred and is continuing, only one (1) such physical count conducted in any such twelve
(12) month period shall be conducted at Borrowers' expense, but at any time or times as Agent may request at any time an Event of Default exists or has occurred and is continuing or at any time or times as Agent may request in the event of test count variances in excess of the shrinkage reserve established by any Borrower, the results of which shall be reported directly by such inventory counting service to Agent and Borrowers shall promptly deliver confirmation in a form satisfactory to Agent that appropriate adjustments have been made to the inventory records of Borrowers to reconcile the inventory count to Borrowers' inventory records; (f) each Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof;
(h) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (i) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower to repurchase such Inventory except for the right of return given to retail customers of such Borrower in the ordinary course of the business of such Borrower in accordance with the then current return policy of such Borrower; (j) Borrowers shall keep the Inventory in good and marketable condition; (k) Borrowers shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Administrative Borrower to Agent pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

         7.4   [Reserved].

         7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as such Borrower's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral

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


or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose, and to complete in such Borrower's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign such Borrower's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Borrower hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. Agent may, at its option, upon notice to Administrative Borrower, (a) cure any default by any Borrower under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower's premises during normal business hours and after notice to Administrative Borrower, which right shall be exercised by Agent in a manner reasonably designed to minimize disruption of Borrowers' business, so long as no Event of Default has occurred and is continuing, or at any time and without notice to Administrative

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


Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's books and records, including the Records, and (b) each Borrower shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent's designee may use during normal business hours such of any Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8.     REPRESENTATIONS AND WARRANTIES

         Each Borrower hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

         8.1 Corporate Existence, Power and Authority. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on such Borrower's financial condition, results of operation or business or the rights of Agent in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder
(a) are all within each Borrower's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower. This Agreement and the other Financing Agreements to which any Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms.

         8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

               (a) The exact legal name of each Borrower is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

               (b) Each Borrower is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational

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


identification number of each Borrower or accurately states that such Borrower has none and accurately sets forth the federal employer identification number of each Borrower.

               (c) The chief executive office and mailing address of each Borrower and each Borrower's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower and sets forth the owners and/or operators thereof.

         8.3 Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower which have been or may hereafter be delivered by any Borrower to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower furnished by any Borrower to Agent prior to the date of this Agreement.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on
Schedule 8.4 to the Information Certificate and the other liens permitted under
Section 9.8 hereof. Each Borrower has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof. As of the date hereof, all inventory held for sale at each of Borrowers' retail store shoe departments has been consigned to Borrowers by Persons who operate such shoe departments pursuant to lease arrangements with Borrowers, none of such shoe inventory is owned by Borrowers, and none of such shoe inventory, nor any Accounts or other proceeds arising from the sale thereof, constitutes a part of the Collateral.

         8.5 Tax Returns. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have

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


been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower's knowledge threatened, against or affecting any Borrower, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's knowledge threatened, against any Borrower or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower has or could reasonably be expected to have a Material Adverse Effect.

         8.7   Compliance with Other Agreements and Applicable Laws.

               (a) Except as set forth on Schedule 8.7 to the Information Certificate, Borrowers are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrowers are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws, except for any non-compliance therewith that has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect.

               (b) Borrowers have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"), except for any permits in respect of which Borrowers' failure to obtain the same has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of any Borrower's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

         8.8   Environmental Compliance.

               (a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers and any Subsidiary of any Borrower have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any respect any applicable Environmental Law or Permit, and the operations of Borrowers and any Subsidiary of any Borrower complies in all respects with all Environmental Laws and all Permits, except for any such violation or

225156-14                             54
non-compliance therewith that has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect..

               (b) Except as set forth on Schedule 8.8 to the Information Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of any Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower and any Subsidiary of any Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect any Borrower or its or their business, operations or assets or any properties at which such Borrower has transported, stored or disposed of any Hazardous Materials.

               (c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

               (d) Borrowers and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect, except for any such licenses, certificates, approvals or similar authorizations and other Permits, in respect of which Borrowers' failure to obtain and maintain the same in full force and effect has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect.

         8.9   Employee Benefits.

               (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

               (b) There are no pending, or to the best of any Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

225156-14                             55

               (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) each Borrower, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

         8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Borrower to establish new accounts in accordance with Section 5.2 hereof.

         8.11 Intellectual Property. Each Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. Except as set forth on Schedule 8.11 to the Information Certificate, to the best of any Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower contesting its right to sell or use any such Intellectual Property. Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower pursuant to which such Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower which is owned by another person, or owned by such Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the

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


license agreements listed on Schedule 8.11 to the Information Certificate and
(b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower under applicable law (including the United States Copyright Act of 1976).

         8.12  Subsidiaries; Affiliates; Capitalization; Solvency.

               (a) Each Borrower does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate, except that, there may from time to time exist Persons (in addition to Jay Stein) who have acquired in excess of ten (10%) percent of Stein Mart's publicly traded shares of Capital Stock and who therefore, by virtue of such Capital Stock ownership, constitute Affiliates of Borrowers who are not listed on such
Schedule 8.12 to the Information Certificate.

               (b) Each Borrower is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

               (c) The issued and outstanding shares of Capital Stock of each Borrower are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent prior to the date hereof.

               (d) Each Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent and the other transaction contemplated hereunder.

         8.13  Labor Disputes.

               (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and any union, labor organization or other bargaining agent in respect of the employees of any Borrower on the date hereof.

               (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or, to the best of any Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or, to best of

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


any Borrower's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or, to the best of any Borrower's knowledge, threatened against any Borrower.

         8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower and any of its or their Subsidiaries or
(ii) between any Subsidiaries of any Borrower or (b) the ability of any Borrower or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

         8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower is a party or is bound as of the date hereof. Borrowers have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. Borrowers are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

         8.16 Credit Card Agreements. Set forth in Schedule 8.16 hereto is a correct and complete list of all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower, the Credit Card Issuers, the Credit Card Processors and any Affiliates of the Credit Card Issuers and/or the Credit Card Processors. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Receivables of any Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Borrower has entered into one of the Credit Card Agreements set forth on Schedule 8.16 hereto or with whom Borrower has entered into a Credit Card Agreement in accordance with Section
9.17 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Borrower that is party thereto and to the best of each Borrower's knowledge, the other parties thereto, enforceable in accordance with their respective terms and is in full force and effect. To the best of each Borrower's knowledge, no default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Each Borrower has complied in all material respects with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder. Borrowers have delivered, or caused to be delivered to Agent, true, correct and complete copies of all of the Credit Card Agreements.

         8.17 Payable Practices. Each Borrower has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

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


         8.18 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and, to Borrowers' knowledge, does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

         8.19 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9.     AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1   Maintenance of Existence.

               (a) Each Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted.

               (b) No Borrower shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Administrative Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower as soon as it is available.

               (c) No Borrower shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days' prior written notice from Administrative Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. No Borrower shall change its type of organization, jurisdiction of organization or other legal structure.

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


         9.2 New Collateral Locations; New Back-up Data Service Providers. (a) Each Borrower may only open any new location within the continental United States provided such Borrower (i) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (ii) in the case of any new Inventory distribution center and any new warehouse location, executes and delivers, or causes to be executed and delivered, to Agent, such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

               (b) Each Borrower may only enter into (i) back-up data services arrangements with respect to Borrowers' computer data Records with a Person in addition to or in replacement of Iron Mountain Records Management, Inc., of Jacksonville, Florida, and (ii) back-up computer program services arrangements with respect to Borrowers' computer programs, now or hereafter utilized in the ordinary course of Borrowers' business operations for the maintenance of such computer Records, with a Person in addition to or in replacement of Sunguard Availability Services, of Philadelphia, Pennsylvania, provided, in each case, Borrowers (A) give Agent thirty (30) days prior written notice of such additional or replacement arrangements, together with a copy of any agreement that Borrowers propose to enter into and execute in connection therewith and (B) execute and deliver, or cause to be executed and delivered, to Agent such agreements, documents and instruments as Agent shall reasonably require to protect Agent's interests in such Records.

         9.3   Compliance with Laws, Regulations, Etc.

               (a) Each Borrower shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws, except where the failure to comply with any of the foregoing has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

               (b) Borrowers shall give written notice to Agent immediately upon any Borrower's receipt of any notice of, or any Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower to Agent. Each Borrower shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

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


               (c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower in order to avoid any non-compliance, with any Environmental Law, Borrowers shall, at Agent's request and Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

               (d) Each Borrower shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this
Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

         9.4 Payment of Taxes and Claims. Each Borrower shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Each Borrower shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by such Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require any Borrower to pay any income or franchise taxes attributable to the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

         9.5 Insurance. Each Borrower shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require

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


as proof of such insurance, and, if any Borrower fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by any Borrower or any of its or their affiliates. Without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine. Upon application of such proceeds to the Revolving Loans, Revolving Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

         9.6   Financial Statements and Other Information.

               (a) Each Borrower shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its Subsidiaries in accordance with GAAP. Borrowers shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers, and Borrower shall notify the auditors and accountants of Borrowers that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements (including in each case, statements of income and loss and, upon Agent's request, a trial balance, all in reasonable detail, fairly presenting the results of the operations of Borrowers and their Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Borrowers, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, and, at Agent's request, such information as Agent may reasonably request with respect to Borrowers' liability reflected on such monthly financial statements in respect of Borrowers' self-insurance program covering employee health and workmen's compensation claims ("Self-insurance Liability"), (ii) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholder's equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of each and through such fiscal quarter, together with a summary report by retail store location of sales and operating profits for each such retail store location (which may be delivered to Agent in EXCEL spreadsheet format and downloaded by Borrower by means of the ESSBASE system), in each case certified to be correct by

225156-14                             62
the chief financial officer of Borrowers, accompanied by a compliance certificate substantially in the form of Exhibit C hereto, and a copy of Borrowers' internally prepared analysis with respect to Borrowers' Self-insurance Liability reflected on such quarterly financial statements and
(iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Borrowers and their Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Borrowers and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their Subsidiaries as of the end of and for the fiscal year then ended and together with such information as Agent may reasonably request with respect to Borrowers' liability reflected on such audited financial statements with respect to Borrowers' Self-insurance Liability.

               (b) Borrowers shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $2,500,000 or which if adversely determined would result in any Material Adverse Effect, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrowers shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $2,500,000 shall have been entered against any Borrower any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

               (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent (i) within forty-five (45) days after the end of each fiscal quarter, Borrowers' Form 10-Q Report that Borrowers are required to file with respect to such fiscal quarter with the Securities and Exchange Commission and (ii) within ninety (90) days after the end of each fiscal year, Borrowers' Form 10-K Report that Borrowers are required to file with the Securities and Exchange Commission with respect to such fiscal year.

               (d) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any Borrower sends to its stockholders generally and copies of all reports (other than Securities and Exchange Commission Form 10-Q and Form 10-K Reports) and registration statements which any Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

               (e) Borrowers shall furnish or cause to be furnished to Agent copies of such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Agent may, from time to time, reasonably request, which may be generally furnished in the form historically prepared by Borrowers, but shall in all events be in form and substance reasonably

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


satisfactory to Agent. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant or any Affiliate of any Lender or Participant. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers' expense, copies of the financial statements of any Borrower and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower and to disclose to Agent and Lenders such information as they may have regarding the business of any Borrower. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

         9.7   Sale of Assets, Consolidation, Merger, Dissolution, Etc.
Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly:

               (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it;

               (b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

                   (i)  sales of Inventory in the ordinary course of business,

                   (ii) the issuance and sale by any Borrower of Capital
Stock of such Borrower after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by such Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower from such sale, (B) such Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers with Agent and Lenders or are more restrictive or burdensome to any Borrower than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

                   (iii) the issuance of Capital Stock of any Borrower consisting of common stock pursuant to an employee stock option or grant, employee stock purchase plan or similar equity

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


plan or 401(k) plans of such Borrower for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower be required to issue, or shall such Borrower issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default, and

                   (iv) sales or other dispositions by any Borrower of assets in connection with the closing or sale of any one or more retail store locations of such Borrower in the ordinary course of such Borrower's business which consist of leasehold interests in the premises of such store, the Inventory, Equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such store; provided, that, as to each and all such sales and closings, (A) on the date of, and after giving effect to, any such closing or sale, the number of retail store locations closed or sold by Borrowers from and after the Closing Date (excluding for the purposes hereof retail store locations that Borrowers are in the process of closing as of the Closing Date) minus the number of retail stores opened by Borrowers from and after the Closing Date, shall not exceed the amount equal to fifteen (15%) percent of the number of store locations of Borrowers as of the day immediately preceding the Closing Date, but in no event shall the aggregate amount of all sales at all of the store locations closed or sold by Borrowers during the term of this Agreement have been more than $200,000,000, (B) Agent shall have received not less than ten (10) Business Days prior written notice of such sale or closing, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may reasonably request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (D) such sale shall be on commercially reasonable prices and terms in a bona fide arm's length transaction, and (E) any and all proceeds payable or delivered to such Borrower in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Agent in accordance with the terms of this Agreement; or

               (c) wind up, liquidate or dissolve; or

               (d) agree to do any of the foregoing.

         9.8 Encumbrances. Each Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

               (a) the security interests and liens of Agent for itself and the benefit of Lenders;

               (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings and/or other appropriate actions diligently pursued and available to such Borrower or

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


Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books, if required in accordance with GAAP;

               (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's or Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured (except for any deductible or self-insured portion) and being defended at the sole cost and expense and at the sole risk of the insurer or which are being contested in good faith by appropriate proceedings and/or other appropriate actions diligently pursued and available to such Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books, if required in accordance with GAAP;

               (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property by a Borrower or Subsidiary or ordinary conduct of the business of such Borrower or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property to Borrowers or such Subsidiary which may be subject thereto;

               (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

               (f) pledges and deposits of cash by any Borrower after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower as of the date hereof;

               (g) pledges and deposits of cash by any Borrower existing as of the date hereof described on Schedule 9.8 to the Information Certificate and made after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, in each case in the ordinary course of business consistent with the current practices of such Borrower as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

               (h) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower located on the premises of such Borrower (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower and the precautionary UCC financing statement filings in respect thereof;

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               (i) liens or rights of setoff against credit balances of
Borrowers with Credit Card Issuers or amounts owing by such Credit Card Issuers to Borrower in the ordinary course of business, but not liens on or rights of setoff against any other property or assets of Borrowers, pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Borrowers to the Credit Card Issuers as a result of fees and chargebacks;

               (j) statutory or common law liens or rights of setoff of depository banks with respect to funds of Borrowers at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by Borrowers at such banks (but not any other Indebtedness or obligations);

               (k) deposits of cash with the owner or lessor of premises or other assets leased and operated by Borrowers in the ordinary course of the business of Borrowers to secure the performance by Borrowers of their respective obligations under the terms of the lease for such premises;

               (l) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto;

               (m) the security interests and liens set forth on Schedule 8.4 to the Information Certificate; and

               (n) security interests and liens in assets and properties of Borrowers that do not constitute Collateral to secure Indebtedness permitted under Section 9.9(g).

         9.9 Indebtedness. Each Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, except:

               (a) the Obligations;

               (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) not to exceed $10,000,000 in the aggregate at any time outstanding (the "Maximum Purchase Money Indebtedness") so long as such security interests do not apply to any property of such Borrower or Subsidiary other than the Equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment so acquired, as the case may be, except that, if Borrowers incur purchase money Indebtedness (including Capital Leases) after the date hereof in connection with Borrowers' acquisition of a new point-of-sale register system for all, or substantially all, of Borrowers'

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


then existing retail stores, then, solely in that event, the Maximum Purchase Money Indebtedness shall be $25,000,000;

               (c) guarantees by any Borrower of the Obligations of the other Borrowers in favor of Agent for the benefit of Lenders;

               (d) the Indebtedness of any Borrower to any other Borrower arising after the date hereof pursuant to loans by any Borrower permitted under
Section 9.10(g) hereof;

               (e) unsecured Indebtedness of any Borrower arising after the date hereof to any third person (but not to any other Borrower), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of a subordination agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness,
(iv) except as Agent may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine or at Agent's option, to be held as cash collateral for the Obligations, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred,
(vi) such Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Borrowers shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or on its behalf promptly after the receipt thereof, or sent by any Borrower or on its behalf concurrently with the sending thereof, as the case may be;

               (f) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrowers may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers shall not, directly or

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


indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

               (g) other Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding.

         9.10 Loans, Investments, Etc. Each Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

               (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

               (b) investments in cash or Cash Equivalents, provided, that,
(i) no Loans are then outstanding and (ii) the terms and conditions of Section
5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

               (c) the existing equity investments of each Borrower as of the date hereof in its Subsidiaries and any such equity investments made after the date hereof by Stein Mart in Buying Corp., provided, that, no Borrower shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries (other than any such obligations or liabilities on the part of Stein Mart running in favor of Buying Corp.);

               (d) loans and advances by any Borrower to employees of such Borrower not to exceed the principal amount of $50,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

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


               (e) stock or obligations issued to any Borrower by any Person
(or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by such Borrower as Agent may request;

               (f) obligations of account debtors to any Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower;

               (g) loans by a Borrower to another Borrower after the date hereof, provided, that, as to all of such loans, (A) within thirty (30) days after the end of each fiscal month, Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) as of the date of any such loan and after giving effect thereto, the Borrower making such loan shall be Solvent, and (C) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

               (h) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, Borrowers shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and Borrowers shall furnish to Agent all notices or demands in connection with such loans and advances either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11 Dividends and Redemptions. Each Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

               (a) any Borrower may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as both immediately prior thereto and after giving effect thereto no Change of Control or other Default or Event of Default shall exist or occur);

               (b) Stein Mart may declare and pay dividends with respect to its Capital Stock and repurchase its Capital Stock; provided, that, as to any such dividend or Capital Stock repurchase, each of the following conditions is satisfied: (i) as of the date of such dividend declaration or the making of a commitment with respect to such Capital Stock repurchase and after giving effect thereto, no Default or

225156-14                             70

Event of Default shall exist or have occurred and be continuing, (ii) such dividend or such repurchase shall be paid with funds legally available therefor, and (iii) such dividend and such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property is bound; except that, in addition to compliance with each of the conditions set forth in clauses
(i), (ii) and (iii) of this Section 9.11(b), if Stein Mart elects to make dividends and repurchases of Capital Stock in an aggregate amount that exceeds $5,000,000 in any fiscal year of Borrowers, any such excess dividend and repurchase shall be subject to, in each instance, Borrowers having Excess Availability of at least $30,000,000 both at all time during the sixty (60) consecutive Business Days immediately preceding the date of declaration of such dividend payment or commitment with respect to such Capital Stock repurchase and after giving effect thereto (provided that, solely for the purposes of this Section 9.11(b), the amount determined pursuant to clause (a) of the definition of Excess Availability shall be based solely upon Borrowers' Borrowing Base and without regard to the Maximum Credit); and

               (c) any Subsidiary of a Borrower may pay dividends to a Borrower.

         9.12 Transactions with Affiliates. Each Borrower shall not, directly or indirectly:

               (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower, except (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated person and (ii) Stein Mart may purchase Inventory and obtain licenses for the use of Intellectual Property from Buying Corp., in the ordinary course of Stein Mart's business, on substantially the same terms on which such Inventory purchases and Intellectual Property licenses have historically occurred; or

               (b) make any payments (whether by loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness for borrowed money, owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower (collectively, "Affiliate Payments") that exceed $100,000 in the aggregate for all such Affiliate Payments in any fiscal year. The foregoing covenant with respect to Affiliate Payments does not in any manner limit or affect reasonable compensation (including, without limitation, the payment of director fees and legal fees and costs) to officers, employees and directors for services rendered to Borrowers in the ordinary course of business.

         9.13 Compliance with ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would

225156-14                             71
subject such Borrower or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

         9.14 End of Fiscal Years; Fiscal Quarters. Each Borrower shall, for financial reporting purposes, cause its and each of its Subsidiaries' (a) fiscal years to end on or about January 31 of each year and (b) fiscal quarters to end on or about January 31, April 30, July 31, and October 31 of each year.

         9.15 Change in Business. Each Borrower shall not engage in any business other than the business of such Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower is engaged on the date hereof.

         9.16 Limitation of Restrictions Affecting Subsidiaries. Each Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or any Subsidiary of such Borrower;
(b) make loans or advances to such Borrower or any Subsidiary of such Borrower,
(c) transfer any of its properties or assets to such Borrower or any Subsidiary of such Borrower; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or any Subsidiary of such Borrower, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or any Subsidiary of such Borrower, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower prior to the date on which such Subsidiary was acquired by such Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

         9.17 Credit Card Agreements. Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; and (b) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) any Borrower may terminate or cancel any of the Credit Card Agreements in the ordinary course of the

225156-14                             72
business of such Borrower; provided, that, such Borrower shall give Agent not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Agent shall have received not less than thirty (30) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Agent may request) and (ii) such Borrower delivers, or causes to be delivered to Agent, a Credit Card Acknowledgment in favor of Agent, (e) give Agent immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request; and (f) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

         9.18  License Agreements.

               (a) Each Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.18(b) below, such Borrower may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower; provided, that, such Borrower (as the case may be) shall give Agent not less than thirty
(30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by such Borrower in the case of a notice to such Borrower and concurrently with the sending thereof in the case of a notice from such Borrower) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower in connection with any material License Agreement which relates to the right of such Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

               (b) Each Borrower will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such

225156-14                             73
option and give prompt written notice thereof to Agent or give Agent prior written notice that such Borrower does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of such Borrower to extend or renew any material License Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Agent may, but shall not be required to, perform any or all of such obligations of such Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

         9.19  [Reserved.]

         9.20 Costs and Expenses. Borrowers shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections (except that, so long as the Collateral does not include any Real Property, Borrowers shall have no liability to Agent for any costs incurred by Agent in connect with environmental audits, title insurance premiums, surveys, assessments or engineering reports and inspections, in each case that may be incurred with respect to any of Borrowers' Real Property), appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower's operations, plus a per diem charge at Agent's then standard rate for Agent's examiners in the field and office (which rate as of the date hereof is $750 per person per day (collectively, the "Audit Fees")), except that, so long as no Event of Default has occurred

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and is continuing, (i) Borrowers shall pay for all such Audit Fees and costs with respect to not more than four (4) such field examinations performed by Agent in any of Borrowers' fiscal years and (ii) the Monthly Servicing Fees paid by Borrowers to Lender pursuant to the Fee Letter shall be applied to and constitute payment of all Audit Fees (but not the costs incurred by Agent in connection therewith), provided that, (A) Borrowers shall be responsible for and pay to Agent the amount of Audit Fees that are at any time due and owing to Agent hereunder that exceed the amount of the Monthly Servicing Fees paid to Agent on or about the date on which Agent makes request to Borrowers for payment of such Audit Fees and (B) from and after the occurrence and during the continuance of any Event of Default, Borrowers shall pay to Agent, upon demand, all Audit Fees and related costs for all such field examinations as shall be conducted by Agent in its sole discretion; and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.

         9.21 Further Assurances. At the request of Agent at any time and from time to time, Borrowers shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of any Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied.

SECTION 10.    EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

               (a) (i) any Borrower fails to pay any of the Obligations within one (1) Business Day of the due date thereof or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, and 9.16 of this Agreement and such failure shall continue for twenty (20) days; provided, that, such twenty (20) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such twenty (20) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

               (b) any representation, warranty or statement of fact made by any Borrower to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule,

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confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

               (c) any Obligor revokes or terminates or purports to revoke or terminate or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender with respect to any of the Obligations;

               (d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $5,000,000 in any one case or in excess of $5,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of $5,000,000;

               (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

               (f) any Borrower or Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

               (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

               (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property;

               (i) any default in respect of any Indebtedness of any Borrower or Obligor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $5,000,000, which default continues for more than the applicable cure period, if any, with respect thereto or any default by any Borrower or Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto, or any default by any Borrower or any Obligor under any Material Contract

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


(including, without limitation, any of the Credit Card Agreements), which default continues for more than the applicable cure period, if any, with respect thereto or any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to a Borrower to fund a reserve account or otherwise hold as collateral, or shall require a Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $1,000,000 or any Credit Card Issuer or Credit Card Processor shall debit or deduct any amounts from any deposit account of any Borrower in excess of $300,000;

               (j) any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower that it is ceasing to make or suspending payments to any Borrower of amounts due or to become due to any Borrower or shall cease or suspend such payments, or shall send notice to any Borrower that it is terminating its arrangements with any Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within thirty
(30) days after the date of any such notice;

               (k) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein) that has a value in excess of one (1%) percent of the value of all then existing Collateral;

               (l) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $1,000,000 and such ERISA Event is not cured within twenty
(20) days after the occurrence thereof;

               (m) any Change of Control;

               (n) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Obligor of which any Borrower, Obligor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against

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such Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $5,000,000 or (ii) any other property of any Borrower which is necessary or material to the conduct of its business;

               (o) there shall be a material adverse change in the business, assets or prospects of any Borrower or Obligor after the date hereof; or

               (p) there shall be an event of default under any of the other Financing Agreements.

         10.2  Remedies.

               (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

               (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the ratable benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower or Obligor, at Borrowers' expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption

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is hereby expressly waived and released by Borrowers and Obligors and/or (vii)
terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Obligors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrowers will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

               (c) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, enforce the rights of any Borrower or Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent's request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely

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according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

               (d) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

               (e) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual

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Property and general intangibles now owned or hereafter acquired by any Borrower or Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

               (f) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrowers shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

               (g) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent's option, and upon the occurrence of an Event of Default at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (B) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent and Lenders to Borrowers and (ii) Agent may, at its option, establish such Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 11.    JURY TRIAL WAIVER; OTHER WAIVERS
               AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

               (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

               (b) Borrowers, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Dade County, Florida and the United States District Court for the Southern District of Florida, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or its or their property in the courts of any

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other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or its or their property).

               (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon any Borrower (or Administrative Borrower on behalf of such Borrower) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower shall appear in answer to such process, failing which such Borrower shall be deemed in default and judgment may be entered by Agent against such Borrower for the amount of the claim and other relief requested.

               (d) BORROWERS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT
TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               (e) Agent and Lenders shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower: (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

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         11.2  Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower which Agent or any Lender may elect to give shall entitle such Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3  Amendments and Waivers.

               (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by any Borrower; except, that, no such amendment, waiver, discharge or termination shall:

                   (i) reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan or Letter of Credit Accommodations, in each case without the consent of each Lender directly affected thereby,

                   (ii) increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby, except that, (A) no such consent shall be required in the case of the concurrent increase in the Commitments of all Lenders in connection with Borrowers' exercise of their right under Section 2.1(e) to increase the amount of the Maximum Credit, which Commitments shall increase pro rata for each Lender, based upon each Lender's Pro Rata Share of the Commitments as in effect immediately prior to Borrowers' exercise of such right, and (B) if Borrowers shall have previously exercised their right pursuant to Section 2.1(e) to decrease the amount of the Maximum Credit to $125,000,000 prior to their exercise of such right to increase the amount of the Maximum Credit to $175,000,000, then (I) no consent of any Lender shall be required to the concurrent increase in the Commitments of all Lenders in connection with Borrowers' exercise of such right to increase the Maximum Credit to $175,000,000 and (II) each Lender's Commitment shall, in connection with such Maximum Credit increase, be increased by an amount equal to its Pro Rata Share of $50,000,000; provided, however, that the Maximum Credit shall not be increased above $175,000,000 without the prior written consent of Agent and all of Lenders,

                   (iii) release any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof) or any Borrower, without the consent of Agent and all of Lenders,

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


                   (iv) reduce any percentage specified in the definition of Required Lenders, without the consent of Agent and all of Lenders,

                   (v) consent to the assignment or transfer by any Borrower of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders,

                   (vi) amend, modify or waive any terms of Section 6.4
(a) or of this Section 11.3 hereof, without the consent of Agent and all of Lenders, or

                   (vii) increase the advance rates constituting part of the Borrowing Base or amend or supplement the definition of the Borrowing Base in any respect that would have the effect of increasing the amount of Loans available to Borrower under this Agreement, in each case, without the consent of Agent and all of Lenders.

               (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

               (c) Notwithstanding anything to the contrary contained in
Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a "Non-Consenting Lender"), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Congress shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Congress of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Congress or such Eligible Transferee as Congress may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Congress shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify the date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Congress, or such Eligible Transferee specified by Congress, shall pay to the Non-Consenting Lender the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee), minus
(iii) the amount of the closing fee received by the Non-Consenting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the

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


fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof. Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

               (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or Eligible Inventory shall not be deemed an amendment to the advance rates provided for in this Section 11.3.

         11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Each Borrower shall, jointly and severally, indemnify and hold Agent and each Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers shall not have any obligation under this Section
11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.    THE AGENT

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


         12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent. The identification of Wachovia Bank, National Association and Fleet Retail Finance, Inc. as co-arrangers hereunder and of General Electric Capital Corporation as Documentation Agent hereunder shall not create any rights in favor of any of them in such capacity nor subject any of them to any duties or obligations in such capacity.

         12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

         12.3  Events of Default.

               (a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such

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


notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

               (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

         12.4 Congress in its Individual Capacity. With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from any Borrower and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable

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


judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Obligor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Obligor that may come into the possession of Agent.

         12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         12.8 Additional Loans. Agent shall not make any Revolving Loans or provide any Letter of Credit Accommodations to any Borrower on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Revolving Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base of such Borrower, without the prior consent of all Lenders, except, that, Agent may make such additional Revolving Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans or Letter of Credit Accommodations will cause the total outstanding Revolving Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base of such Borrower, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Revolving Loans or additional Letter of Credit Accommodations to any Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of

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


the Revolving Loans equal or exceed the Borrowing Base of Borrowers, plus the amount of Special Agent Advances made pursuant to Section 12.11(a)(ii) hereof then outstanding, shall not exceed the aggregate amount equal to ten (10%) percent of the Borrowing Base and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit and
(b) no such additional Revolving Loan or Letter of Credit Accommodation shall be outstanding more than ninety (90) days after the date such additional Revolving Loan or Letter of Credit Accommodation is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Revolving Loans or Letter of Credit Accommodations.

         12.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

               (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by Agent (each field audit or examination report and report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports"), appraisal and financial statements;

               (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel; and

               (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

         12.11 Collateral Matters.

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


               (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or
(ii) to enhance the likelihood or maximize the amount of repayment by Borrowers of the Loans and other Obligations, provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii), plus the then outstanding principal amount of the additional Loans and Letter of Credit Accommodations which Agent may make or provide as set forth in Section 12.8 hereof, shall not exceed the aggregate amount of ten (10%) percent of the Borrowing Base and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit, or (iii) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses and (B) payments to any issuer of Letter of Credit Accommodations. Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Prime Rate Loans and shall be payable on demand. Without limitation of its obligations pursuant to Section 6.10, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

               (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate during the term of this Agreement of less than the greater of (x) twenty (20% percent of the Maximum Credit or (y) $30,000,000, but in any twelve (12) month period following the Closing Date, having a value in the aggregate of less than the greater of
(x) ten (10%) percent of the Maximum Credit or (y) $15,000,000, or (v) if required or permitted under the terms of any of the other Financing

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


Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

               (c) Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower in respect of) the Collateral retained by such Borrower.

               (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

         12.12 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

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


         12.13 Successor Agent. Agent may resign as Agent upon thirty (30) days' notice to Lenders and Administrative Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Administrative Borrower, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 13.    TERM OF AGREEMENT; MISCELLANEOUS

         13.1  Term.

               (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"); provided, that, so long as no Default or Event of Default shall have occurred and be continuing, Borrowers may, at their option (without the consent or approval of Lenders), extend the term of this Agreement and the other Financing Agreements to the date that is one (1) year after the Renewal Date (the "Renewal Extension Date") by the Administrative Borrower giving Agent notice thereof at least sixty (60) days prior to the Renewal Date, unless this Agreement and the other Financing Agreements shall be sooner terminated pursuant to the terms hereof. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Agent (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default that is continuing at the time of such termination. This Agreement and all other Financing Agreements must be terminated simultaneously. Upon the Renewal Date or the Renewal Extension Date (as applicable) or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of Agent or any Lender pursuant

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


to any Deposit Account Control Agreement. The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Miami, Florida time. Each Borrower agrees that such Borrower is jointly (with the other Borrower) and severally liable for the full and prompt payment (whether on the Renewal Date, the Renewal Extension Date, by acceleration or otherwise) and performance of, all Obligations owed and at any time hereafter owing to Agent and Lenders.

               (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, except as may be otherwise provided herein, each Borrower waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrowers, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

               (c) If for any reason this Agreement is terminated prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrowers agree to pay to Agent for itself and the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to

                       Amount                            Period
                       ------                            ------
             1/2% of Maximum Credit        From the date hereof to and including
                                           the first anniversary of the date
                                           hereof

Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United

225156-14                             93

States Bankruptcy Code. The early termination fee provided for in this Section
13.1 shall be deemed included in the Obligations.

         13.2  Interpretative Provisions.

               (a) All terms used herein which are defined in Article 1,
Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

               (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

               (c) All references to any Borrower, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

               (d) The words "hereof", "herein", "hereunder", "this
Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               (e) The word "including" when used in this Agreement shall mean "including, without limitation".

               (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

               (g) All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Borrower at any time.

               (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrowers most recently received by Agent prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term "unqualified opinion" as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is not only unqualified but also does not include any explanatory note or language, including

225156-14                             94
any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or otherwise.

               (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

               (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

               (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

               (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

               (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

         13.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, seven (7) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

               If to any Borrower:      Stein Mart, Inc.
                                               1200 Riverplace Boulevard
                                               Jacksonville, Florida 32207
                                               Attention: Mr. James G. Delfs
                                               Telephone No.: 904-346-1468
                                               Telecopy No.: 904-346-1280

225156-14                             95

               If to Agent:             Congress Financial Corporation (Florida)
                                               777 Brickell Avenue
                                               Suite 808
                                               Miami, Florida 33131
                                               Attention: Portfolio Manager
                                               Telephone No.: 305-371-6671
                                               Telecopy No.: 305-371-9456

         13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         13.5  Confidentiality.

               (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Borrower to Agent or such Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this
Section 13.5, or (iv) to counsel for Agent or any Lender or Participant (or prospective Lender or Participant).

               (b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Administrative Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent's or such Lender's expenses, cooperate with Administrative Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

225156-14                             96

               (c) In no event shall this Section 13.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Borrower, (iii) to require Agent or any Lender to return any materials furnished by a Borrower to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof.

               (d) Notwithstanding anything to the contrary set forth herein or in any of the other Financing Agreements or any other written or oral understanding or agreement, (i) any obligations of confidentiality contained herein, in any of the other Financing Agreements or any such other understanding or agreement do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated herein (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons the tax treatment and tax structuring of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4; provided, that, each party recognizes that the privilege that it may, in its discretion, maintain with respect to the confidentiality of a communication relating to the transactions contemplated herein, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing. Borrowers do not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrowers determine to take any action inconsistent with such intention, it will promptly notify Agent thereof. Each Borrower acknowledges that one or more of Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

         13.6 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in

225156-14                             97

Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

         13.7  Assignments; Participations.

               (a) Each Lender may, with the prior written consent of Agent, assign all or, if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i) such transfer or assignment will not be effective until recorded by Agent on the Register and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

               (b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers, Obligors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

               (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower,

225156-14                             98

Obligor or any of their Subsidiaries or the performance or observance by any Borrower or Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

               (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, and (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation.

               (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.

               (g) Borrowers shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of

225156-14                             99

Borrowers and their affairs provided, prepared or reviewed by any Borrower that are contained in any selling materials and all other information provided by it and included in such materials.

         13.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         13.9 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.


                            [SIGNATURE PAGES FOLLOW]

225156-14                             100

         IN WITNESS WHEREOF, Agent, Co-Arrangers, Documentation Agent, Lenders and Borrowers have caused these presents to be duly executed as of the day and year first above written.

AGENT                                       BORROWER

CONGRESS FINANCIAL CORPORATION              STEIN MART, INC.
    (FLORIDA), as Agent

By:______________________________           By: /s/ James G. Delfs

Title:___________________________           Title: Senior Vice President and
                                                   Chief Financial Officer



CO-ARRANGERS                                BORROWER

WACHOVIA BANK,
NATIONAL ASSOCIATION,                       STEIN MART BUYING CORP.
as Co-Arranger

By:______________________________           By: /s/ James G. Delfs

Title:___________________________           Title: Senior Vice President and
                                                   Chief Financial Officer



FLEET RETAIL FINANCE, INC.,
as Co-Arranger

By:______________________________

Title:___________________________



DOCUMENTATION AGENT

GENERAL ELECTRIC CAPITAL CORPORATION,
as Documentation Agent

By:______________________________

Title:___________________________


                       [SIGNATURES CONTINUED ON NEXT PAGE]

225156-14

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


LENDERS

CONGRESS FINANCIAL CORPORATION
    (FLORIDA)

By:______________________________

Title:___________________________



FLEET RETAIL FINANCE, INC.

By:______________________________

Title:___________________________



GENERAL ELECTRIC CAPITAL CORPORATION

By:______________________________

Title:___________________________



WELLS FARGO FOOTHILL, LLC

By:______________________________

Title:___________________________



ISRAEL DISCOUNT BANK OF NEW YORK

By:______________________________

Title:___________________________

225156-14


                                   SCHEDULE I

                                   Commitments



                                                        Original Commitment        Commitment if Maximum      Commitment if Maximum
                                                      (Maximum Credit equal to      Credit Increased to        Credit Decreased to
                                                           $150,000,000)          $175,000,000 pursuant to    $125,000,000 pursuant
                 Lender                                                                Section 2.1(e)           to Section 2.1(e)
Congress Financial Corporation (Florida)                        $42,857,143                 $50,000,000              $35,714,286

General Electric Capital Corporation                            $42,857,143                 $50,000,000              $35,714,286

Fleet Retail Finance, Inc.                                      $34,285,714                 $40,000,000              $28,571,429

Wells Fargo Foothill, Inc.                                      $21,428,571                 $25,000,000              $17,857,143

Israel Discount Bank of New York                                 $8,571,429                 $10,000,000               $7,142,857

Total Commitments                                              $150,000,000                $175,000,000             $125,000,000

225156-14

                                    EXHIBIT A
                                       to
                           LOAN AND SECURITY AGREEMENT


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and
Acceptance")    dated   as   of    _____________,    200_   is   made    between
________________________   (the   "Assignor")  and   ____________________   (the
"Assignee").


                              W I T N E S S E T H:


         WHEREAS, Congress Financial Corporation (Florida), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Stein Mart, Inc., a Florida corporation and to Stein Mart Buying Corp., a Florida corporation (collectively, "Borrowers") as set forth in the Loan and Security Agreement, dated July __, 2003, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the "Committed Loans") to Borrowers in an aggregate amount not to exceed $___________ (the "Commitment");

         WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $______________ (the "Assigned Commitment Amount") on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:


1. Assignment and Acceptance.

225156-14                             A-1

               (a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be _______ (__%) percent.

               (b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.8 and 6.9 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

               (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee's Commitment will be

$______________.

               (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor's Commitment will be $______________ (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

         2. Payments.

               (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $____________, representing Assignee's Pro Rata Share of the principal amount of all Committed Loans.

               (b) Assignee shall pay to Agent the processing fee in the amount specified in Section 13.7(a) of the Loan Agreement.

         3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letter of Credit Accommodations shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

225156-14                             A-2

         4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Stein Mart, Inc. and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

         5. Effective Date; Notices.

               (a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be _______________, 200_ (the "Effective Date"); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

                   (i) this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

                   (ii) the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                   (iii) written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent;

                   (iv) Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

                   (v) the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

               (b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as
Schedule 1.

         [6. Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

               (a) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

               (b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

225156-14                             A-3

         7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such Forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8. Representations and Warranties.

               (a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

               (b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers or any of their respective Affiliates, or the performance or observance by Borrowers or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

               (c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due

225156-14                             A-4
execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights to general equitable principles.

         9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.  Miscellaneous

               (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

               (b) All payments made hereunder shall be made without any set-off or counterclaim.

               (c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

               (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

               (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF FLORIDA. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Dade County, Florida over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Florida State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

               (f) ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY
AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND

225156-14                             A-5

AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

225156-14                             A-6

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                              [ASSIGNOR]

                                              By:______________________________

                                              Title:___________________________


                                              [ASSIGNEE]

                                              By:______________________________

                                              Title:___________________________

225156-14                                       A-7

                                   SCHEDULE 1
                       NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                             ___, 20__

Congress Financial Corporation (Florida)
777 Brickell Avenue
Suite 808
Miami, Florida 33131
Attn.: Portfolio Manager

                 Re: Stein Mart, Inc. and Stein Mart Buying Corp.

Ladies and Gentlemen:

         Congress Financial Corporation (Florida), in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, "Agent"), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a "Lender" and collectively, "Lenders") have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Stein Mart, Inc., a Florida corporation, and Stein Mart Buying Corp., a Florida corporation (collectively, "Borrowers") as set forth in the Loan and Security Agreement, dated July __, 2003, by and among Borrowers, certain of their affiliates, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________________ (the "Assignor") to ___________________
(the "Assignee") such that after giving effect to the assignment Assignee shall have an interest equal to ________ (__%) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand that the Assignor's Commitment shall be reduced by $_____________, as the same may be further reduced by other assignments on or after the date hereof.

         2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

         3.  The following administrative details apply to Assignee:

225156-14                             A-8

               (A) Notice address:

                        Assignee name:_________________________
                        Address:      _________________________
                                      _________________________
                        Attention:    _________________________
                        Telephone:    _________________________
                        Telecopier:   _________________________

               (B) Payment instructions:

                        Account No.:  _________________________
                        At:           _________________________
                                      _________________________
                                      _________________________
                        Reference:    _________________________
                        Attention:    _________________________

         4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

225156-14                             A-9

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                              Very truly yours,

                                              [NAME OF ASSIGNOR]

                                              By:______________________________

                                              Title:___________________________

                                              [NAME OF ASSIGNEE]

                                              By:______________________________

                                              Title:___________________________


ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

CONGRESS FINANCIAL CORPORATION
    (FLORIDA), as Agent

By:______________________________

Title:___________________________

225156-14                             A-10

                                    EXHIBIT C
                                       TO
                           LOAN AND SECURITY AGREEMENT


                             Compliance Certificate


To:   Congress Financial Corporation
            (Florida), as Agent
      777 Brickell Avenue
      Suite 808
      Miami, Florida 33131

Ladies and Gentlemen:

         I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

         1. I am the duly elected Chief Financial Officer of Stein Mart, Inc., a Florida corporation, and Stein Mart Buying Corp., a Florida corporation (collectively, "Borrowers"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan and Security Agreement, dated July __, 2003, by and among Congress Financial Corporation (Florida) as agent for the financial institutions party thereto as lenders (in such capacity, "Agent") and the financial institutions party thereto as lenders (collectively, "Lenders"), and Borrowers (as such Loan and Security Agreement is amended, modified or supplemented, from time to time, the "Loan Agreement").

         2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers, during the immediately preceding fiscal month.

         3. The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on
Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Borrower has taken, is taking, or proposes to take with respect to such condition or event.

         4. I further certify that, based on the review described in Section 2 above, to my knowledge, neither Borrower has at any time during or at the end of such fiscal month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

               (a) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

225156-14                             C-1

               (b) Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than the sale of Inventory in the ordinary course of its business or as otherwise permitted by Section 9.7 of the Loan Agreement), or established any new asset locations.

               (c) Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to any Borrower, to whom Borrowers were indebted during the immediately preceding month for accounts payable constituting at least ten (10%) percent of all accounts payables then owing by Borrowers to all vendors and trade suppliers, during or at the end of such period materially adversely changed the terms upon which it supplies goods to any Borrower.

               (d) Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

               (e) Received any notice of, or obtained knowledge of any of the following not previously disclosed to Agent: (i) the occurrence of any event involving the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by any Borrower in any material respect or
                    (B) the release, spill or discharge of any Hazardous Material in violation of applicable Environmental Law in a material respect or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Laws in a material respect or (D) any other environmental, health or safety matter, which has a material adverse effect on any Borrower or its business, operations or assets or any properties at which such Borrower transported, stored or disposed of any Hazardous Materials.

               (f) Become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by any Borrower.

         The foregoing certifications are made and delivered this day of ___________, 20__.

                                              Very truly yours,

                                              STEIN MART, INC.

                                              By:______________________________

                                              Title:___________________________

225156-14                             C-2

                                  SCHEDULE 1.43

                                Existing Lenders


SunTrust Bank
Fleet National Bank
Wachovia Bank, N.A. (formerly known as First Union Bank)
US Bank National Association
Carolina First Bank
Compass Bank
Republic Bank
Israel Discount Bank Limited
Regions Bank

225156-14

                                  SCHEDULE 1.44

                           Existing Letters of Credit


                15 separate Standby Letters of Credit issued by the Existing Lender for the benefit of various persons in the aggregate undrawn principal amount of $2,869,330, as listed in Wachovia Bank, National Association Irrevocable Standby Letter of Credit No. SM204036W issued in such principal amount for the account of Borrowers hereunder and for the benefit Existing Lender (the "Back-up Letter of Credit"), payment of which Existing Letters of Credit will be covered by the Back-up Letter of Credit.

225156-14

                                  SCHEDULE 8.16

                         Existing Credit Card Agreements

         1. Merchant Services Agreement between Discover Financial Services, Inc. and Stein Mart, Inc. [undated].

         2. Agreement for American Express Card Acceptance, dated as of July 1, 2003, by and between American Express Travel Related Services Company, Inc. and Stein Mart, Inc.

         3. Bank Card Merchant Agreement, dated on or about June 15, 2002, executed by and among The Fifth Third Bank, Midwest Payment Systems, Inc. and Stein Mart, Inc.

225156-14